UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 24, 2003

Rand Capital Corporation
(Exact Name of registrant as specified in its charter)

New York	811-1825	16-0961359
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		Number)

2200 Rand Building
Buffalo, New York 14203
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (716) 853-0802

Item 7:	Financial Statements and Exhibits

(a) Not Applicable

(b) Not Applicable

(c) Exhibits

Exhibit No.	Description

99.1	Press release dated April 24, 2003

Item 9:	Regulation FD Disclosure

In accordance with interim guidance of the Securities and Exchange Commission, this disclosure pursuant to Item 12 of Form 8-K is made under Item 9.

On April 24, 2003, Rand Capital Corporation issued a press release announcing its net asset value for the quarter ended March 31, 2003. The text of the press release is included as an exhibit to this Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein is deemed to be furnished and shall not be deemed to be filed.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 24, 2003	Rand Capital Corporation

		By:	/s/ Daniel P. Penberthy
Daniel P. Penberthy Executive Vice President/Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 24, 2003